United States Securities and Exchange Commission

                           Form 12b-25



Notification of Late Filing               re: Harbor Town Holding
                                              Group I
                                          Cusip Number 411561103

Response to Part II

( c )The accountant states that he has been too busy to complete the audit and provide financial data to be included in the 10-KSB.